UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2001
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                              KnowledgeBroker, Inc.
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        (Exact name of small business issuer as specified in its charter)


Nevada                     0-26626                            84-0856578
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(State or other          (Commission File                    (I.R.S.Employer
jurisdiction                Number)                         Identification No.)
of incorporation)

13295 Mira Loma Road, Reno, NV                           89511
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(Address of principal executive offices)              (Zip Code)



(Registrant's telephone number, including area code: (775) 852-5711




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 (Former name, former address and former fiscal year, if changed since last report)

    Item 5.  Other Information.

KnowledgeBroker Inc ( KBIZ) has recently been delisted from the OTC BB. Periodic current price quotations may be obtained from listings on the 'pink sheets'.

The general severe downturn in the economy, and in the tech sector in particular, has caused several major KBI accounts to default on their payments. KBI is therefore addressing defaults in excess of $500,000 in secured debt. KnowledgeBroker, Inc also continues to have a judgment against it of $982,580.62 as first discussed in the 2Q 10Q of 2000.

The statements in this Form 8-K contain forward-looking information. The forward-looking information involves risks and uncertainties that are based on current expectations, estimates, and projections about the Company's business, management's beliefs and assumptions made by management. Words such as "expects", "anticipates", "intends", "plans", "believes", "seeks", "estimates", "addressing", and variations of such words and similar expressions are intended to identify such forward-looking information. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking information due to numerous factors, including, but not limited to, availability of financing for operations, successful performance of internal operations, impact of competition and other risks detailed below as well as those discussed elsewhere in this Form 8-K and from time to time in the Company's Securities and Exchange Commission filings and reports. In addition, general economic and market conditions and growth rates could affect such statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf, thereby duly authorized.



    Date: October 5, 2001
                                   KnowledgeBroker, Inc.


                                   /s/ Sharon Stanley
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                                   Sharon Stanley, Principal Executive Officer